Exhibit 99.1
MEAD JOHNSON UPDATES 2015 FINANCIAL GUIDANCE

GLENVIEW, Ill.--(BUSINESS WIRE)--July 14, 2015-- Mead Johnson Nutrition Company (NYSE: MJN) today announced that it is revising full-year 2015 financial guidance based on preliminary second quarter sales results. Results are preliminary at this time as the Company has not yet completed its quarter close processes. Final Q2 results will be announced on July 23, 2015.

•	Preliminary second quarter constant dollar sales (1) were 3% below the prior year quarter. Including the impact of foreign currency, preliminary reported sales were 7% below the prior year quarter.

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Strong sales of the recently launched imported products to China were insufficient to fully offset declines in the China based manufactured products. Hong Kong cross-border sales stabilized, but were below prior year levels.

•	Preliminary year-to-date sales were in-line with the prior year on a constant-dollar basis and 4% lower on a reported basis.

•	Slowing emerging market growth and dairy costs approaching five-year lows drove competitive promotional price discounting across several MJN markets in Latin America and Asia, most notably in China.

•	Preliminary non-GAAP and GAAP EPS for the second quarter of 2015 are expected to be $0.76 and $0.80, respectively, impacted by the sales decline and increased Advertising & Promotion expenditure.

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Annual sales growth is expected to be in the range of 0% to 2% on a constant-dollar basis, previously estimated at 7%. Including the estimated impact of foreign exchange, reported sales are expected to be 2% to 4% below the prior year, previously estimated to be 2% above the prior year.

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Full-year non-GAAP EPS is expected to be in the range of $3.63 to $3.78, previously estimated at $3.90 to $4.00. Specified Items are currently expected to be $0.07 per share, excluding any future mark-to-market pension adjustment. As a result, full-year GAAP EPS guidance is expected to be in the range of $3.56 to $3.71, previously estimated at $3.79 to $3.89.

(1) Constant dollar figures exclude the impact of changes in foreign currency exchange rates and Non-GAAP results exclude Specified Items. For a description of Specified Items, and a reconciliation of non-GAAP to GAAP and constant dollar results, see the schedule titled “Supplemental Financial Information.”

“Though disappointed with our second quarter revenue performance, especially in China, we are gratified by the continued strong performance of our North America/Europe segment and by early indications that our China transition strategy is working” said Chief Executive Officer, Kasper Jakobsen. “Our line of fully imported products, launched in China during the quarter, contributed strongly to sales, even as we failed to entirely offset the slowdown in locally manufactured product. I am likewise encouraged by our strengthening performance in e-commerce. As our new initiatives will make an ever larger contribution to our business, I am confident that we will be recording sequential sales growth in China by the end of the year.”

The Company will provide further details during its earnings call scheduled for July 23, 2015.
The Company does not intend to update its guidance in the future through an interim disclosure such as this, in the absence of similar circumstances, and investors should not expect the Company to provide such interim updates to its guidance.
Conference Call Scheduled
Mead Johnson will host a conference call to discuss the second quarter, first-half results and updated guidance on July 23, 2015 at 8:30 a.m. CDT. The call will be broadcast over the Internet at http://investors.meadjohnson.com. Conference call and replay information is available on our website and in the Company's press release dated July 1, 2015.

Forward-Looking Statements
Certain statements in this news release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression. Such statements are likely to relate to, among other things, a discussion of goals, plans and projections regarding financial position, results of operations, cash flows, market position, product development, product approvals, sales efforts, expenses, capital expenditures, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings and financial results. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: (1) the ability to sustain brand strength, particularly the Enfa family of brands; (2) the effect on the company’s reputation of real or perceived quality issues; (3) the effect of regulatory restrictions related to the company’s products; (4) the adverse effect of commodity costs; (5) increased competition from branded, private label, store and economy-branded products; (6) the effect of an economic downturn on consumers’ purchasing behavior and customers’ ability to pay for product; (7) inventory reductions by customers; (8) the adverse effect of changes in foreign currency exchange rates; (9) the effect of changes in economic, political and social conditions in the markets where we operate; (10) changing consumer preferences; (11) the possibility of changes in the WIC(2) program, or participation in WIC; (12) legislative, regulatory or judicial action that may adversely affect the company’s ability to advertise its products, maintain product margins, or negatively impact the company’s reputation or result in fines or penalties that decrease earnings; and (13) the ability to develop and market new, innovative products. For additional information regarding these and other factors, see the company’s filings with the United States Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K, which filings are available upon request from the SEC or at www.meadjohnson.com. The company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Mead Johnson
Mead Johnson, a global leader in pediatric nutrition, develops, manufactures, markets and distributes more than 70 products in over 50 markets worldwide. The company’s mission is to nourish the world’s children for the best start in life. The Mead Johnson name has been associated with science-based pediatric nutrition products for over 100 years. The company’s “Enfa” family of brands, including Enfamil® infant formula, is the world’s leading brand franchise in pediatric nutrition. For more information, go to www.meadjohnson.com.

MEAD JOHNSON NUTRITION COMPANY
SUPPLEMENTAL FINANCIAL INFORMATION
(Dollars in millions)
(PRELIMINARY AND UNAUDITED)

This news release contains non-GAAP financial measures, which may include non-GAAP net sales and earnings and earnings per share information. The items included in GAAP measures, but excluded for the purpose of determining the above listed non-GAAP financial measures, include significant income/expenses not indicative of underlying operating results, including the related tax effect. The above listed non-GAAP measures represent an indication of the company’s underlying operating results and are intended to enhance an investor’s overall understanding of the company’s financial performance. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, setting incentive compensation targets and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. Tables that reconcile non-GAAP to GAAP disclosure follow.

Net Sales, in millions	Q2 2015	Q2 2014	Reported	Constant Dollar	Volume	Price/Mix	Exchange
Net Sales	$1,032	$1,111	(7)%	(3)%	(5)%	2%	(4)%

EPS (earnings per dilutive share)	Q2 2015
GAAP	$0.80
Specified Items (Note 1)	$(0.04)
Non-GAAP	$0.76

Note 1: Specified Items include other income of $0.02 and the tax benefit related to the China investigation accrual of $0.02 and other immaterial items.

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Mead Johnson Nutrition Company Contacts:

Contacts	Investors:	Kathy MacDonald	(847) 832-2182	kathy.macdonald@mjn.com
	Media:	Christopher Perille	(847) 832-2178	chris.perille@mjn.com

Source: Mead Johnson Nutrition Company